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                       DIGITAL TRANSMISSION SYSTEMS, INC.
                                   EXHIBIT 11

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

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                              (000'S OMITTED)
                                                                           ---------------------
                                                                             2000         1999
                                                                             ----         ----

BASIC
Net earnings available to common shareholders                              $    153        1,112
                                                                           ========     ========

Shares:
     Weighted average number of common shares outstanding                     5,187        4,250
                                                                           ========     ========

Net earnings per common share                                              $   0.03         0.26
                                                                           ========     ========


DILUTED
Net earnings for diluted calculation                                       $    153        1,112
                                                                           ========     ========

Shares:
     Weighted average number of common shares outstanding                     5,187        4,250
     Shares issuable from assumed exercise of options and warrants            3,054        3,033
     Convertible debt                                                         1,790        2,000
     Convertible preferred stock                                              1,769        1,314
                                                                           --------     --------
                                                                             11,800       10,597
                                                                           ========     ========

Net earnings per common share                                              $   0.01         0.11
                                                                           ========     ========
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